HJ ASSOCIATES & CONSULTANTS, L.L.P.
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

50 West Broadway, Suite 600
Salt Lake City, Utah 84101
(801) 328-4408
Fax (801) 328-4461
www.hjcpafirm.com

July 14, 2011

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Anoteros, Inc and Subsidiaries pertaining to our firm included under Item 4.01 of Form 8-K dated July 14, 2011, and agree with such statements as they pertain to our firm.

Sincerely,

HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP